UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 26, 2018

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2018, the Compensation Committee of the Board of Directors of Ballantyne Strong, Inc. (the “Company”), granted stock options to purchase 50,000 shares of the Company’s common stock, at the exercise price of $4.70 per share, to each of D. Kyle Cerminara, Chairman and Chief Executive Officer, Lance V. Schulz, Senior Vice President and Chief Financial Officer, and Ray F. Boegner, President of Cinema. These options were granted under the Ballantyne Strong, Inc. 2017 Omnibus Equity Compensation Plan (the “Equity Plan”). They have a ten-year term and will become exercisable in one-fifth annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

On the same day, Messrs. Cerminara, Schulz and Boegner also each received 40,000 restricted stock units pursuant to the Equity Plan. These units will vest in one-third annual installments, beginning on the first anniversary of the grant date, subject to continued employment.

All descriptions of equity awards in this Current Report on Form 8-K are summaries only, do not purport to be complete, and are qualified in their entirety to the full text of respective award agreements, forms of which have been previously filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: January 31, 2018	By:	/s/ Lance V. Schulz
Lance V. Schulz
Senior Vice President, Chief Financial Officer